Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly report of BIMI International Medical Inc. (the “Company”) on Form 10-Q for the quarterly period ended June 30, 2023 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Baiqun Zhong, Interim Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Baiqun Zhong
Baiqun Zhong
Interim Chief Financial Officer

November 22, 2023

*	The originally executed copy of this Certification will be maintained at the Company’s offices and will be made available for inspection upon request.